UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020 Hooker Furniture Corporation (the “Company”) announced the retirement of Paul B. Toms, Jr. as its Chief Executive Officer as of January 31, 2021, the last day of the Company’s current fiscal year. Also, as previously disclosed, following his retirement as Chief Executive Officer, Mr. Toms will continue to serve as a director and Chairman of the Company’s Board of Directors, with such role being a non-executive role beginning February 1, 2021. Also, on June 19, 2020, the Board determined that immediately upon Mr. Toms' retirement, the role of Chief Executive Officer will be assumed by Jeremy R. Hoff, who currently serves as President of Hooker Legacy Brands.

On January 21, 2021 the Company’s Board of Directors (the “Board”) set the compensation of Paul B. Toms, Jr. in his role as Chairman of the Company’s Board of Directors effective February 1, 2021 as follows:

●

Annual cash retainer. Consistent with the compensation of other non-employee Board members, Mr. Toms will receive an annual $48,000 cash retainer for his Board service. The retainer will be prorated for the current service year that ends at the Company’s annual meeting of shareholders in June 2021, such that the actual cash payout to Mr. Toms for his Board service will be $20,000 for the remainder of the current service year.

●

Board Chair Stipend. Consistent with the compensation of other non-employee directors serving in either the Lead Director or Committee Chair positions, Mr. Toms will receive a stipend. Mr. Toms will receive a $20,000 stipend for his role as non-executive Chairman, which will be prorated for the current service year that ends at the Company’s annual meeting of shareholders in June 2021, such that the actual cash payout to Mr. Toms will be $8,333 for the remainder of the current service year.

●

Fixed equity award. Consistent with the current compensation of other non-employee directors, Mr. Toms is expected to receive a $60,000 restricted stock grant at the beginning of the 2021-2022 Board service year beginning in June 2021, but such grant and amount is subject to review at the same time all director compensation components are traditionally reviewed for non-executive directors.

Also on January 21, 2021, the Company’s Board of Directors expanded the size of the Board of Directors from seven to eight and elected Jeremy R. Hoff to the Company’s Board effective February 1, 2021, his first day as the Company’s Chief Executive Officer. Concurrent with Mr. Hoff’s promotion to Chief Executive Officer, his annual base salary will increase from $300,000 to $450,000. Mr. Hoff will not receive any additional compensation for his service as director and will not serve on any of the Board’s current committees given that he does not qualify as independent due to his service as the Company’s Chief Executive Officer.

As previously announced, D. Lee Boone was promoted from Co-President to President of the Company’s Home Meridian division on November 13, 2020. In consideration of his additional responsibilities in that role, on January 21, 2021, the Board increased Mr. Boone’s annual base salary from $300,000 to $350,000 effective February 1, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: January 22, 2021